EXHIBIT 95.1

Mine Safety Information

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Act) was enacted. Section 1503 of the Act contains new reporting requirements regarding coal or other mine safety.
Patriot is committed to providing a safe workplace for all of our employees. We continue to engage proactively with federal and state agencies in support of measures which can legitimately improve the safety and well-being of our employees.
The operation of our mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the Mine Act). MSHA inspects our mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. We present information below regarding certain mining safety and health citations which MSHA has issued with respect to our coal mining operations. In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the coal mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.
The table below includes references to specific sections of the Mine Act. The information in the table reflects citations and orders issued to us by MSHA during the year ended December 31, 2012, as reflected in our records. Due to timing and other factors, the data in our system may not agree with the data maintained by MSHA.
The following table presents activity for the year ended December 31, 2012. The table presenting pending legal actions is as of December 31, 2012.

Mine or Operating Name	MSHA ID Number	Section 104 S&S Violations (A)	Section 104(b) Orders (B)	Section 104(d) Citations & Orders (C)	Section 110(b)(2) Violations (D)	Section 107(a) Orders (E)	Total Dollar Value of MSHA Assessments Proposed During the Reporting Period (F)	Total Number of Mining Related Fatalities (G)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Action Pending as of Last Day of Period* (H)	Legal Actions Initiated During Period*	Legal Actions Resolved During Period
American Eagle Mine	4605437	108	1	8	—	—	$1,553,706	—	No	No	41	18	26
Beth Station No. 79 Prep. Plant	4605398	4	—	—	—	—	2,131	—	No	No	—	—	1
Big Mountain No. 16 Mine	4607908	19	—	3	—	—	578,972	—	No	No	46	8	3
Big Mountain Prep Plant	4603143	1	—	—	—	—	1,111	—	No	No	1	—	1
Black Oak Mine	4609152	44	—	—	—	—	84,249	—	No	No	12	10	13
Blue Creek No. 1 Mine	4609297	24	1	—	—	—	73,660	—	No	No	3	2	8
Blue Creek No. 2 Mine	4609296	—	—	—	—	—	—	—	No	No	1	—	1
Buffalo Creek Deep Mine	4609294	—	—	—	—	—	—	—	No	No	1	—	—
Camp #9 Prep Plant	1511012	17	—	—	—	—	14,682	—	No	No	1	2	5
Campbell's Creek No. 10 Mine	4608637	39	—	—	—	—	17,598	—	No	No	5	3	—
Campbell's Creek No. 7 Mine	4609107	4	—	—	—	—	198,523	—	No	No	3	4	10
Campbells Creek Surface Facilities	4608146	1	—	—	—	—	1,145	—	No	No	—	—	2
Coal Clean Prep. Plant	4608571	2	—	—	—	—	994	—	No	No	1	—	—
Coalburg No 1 Mine	4608993	6	—	—	—	—	45,968	—	No	No	13	4	4
Coalburg No. 2 Mine	4609231	—	—	—	—	—	1,575	—	No	No	10	3	3
Coon Hollow Tunnel	4609099	—	—	—	—	—	417	—	No	No	—	—	—

Mine or Operating Name	MSHA ID Number	Section 104 S&S Violations (A)	Section 104(b) Orders (B)	Section 104(d) Citations & Orders (C)	Section 110(b)(2) Violations (D)	Section 107(a) Orders (E)	Total Dollar Value of MSHA Assessments Proposed During the Reporting Period (F)	Total Number of Mining Related Fatalities (G)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Action Pending as of Last Day of Period* (H)	Legal Actions Initiated During Period*	Legal Actions Resolved During Period
Deskins Mine	4608936	—	—	—	—	—	—	—	No	No	—	—	1
Dodge Hill No. 1 Mine	1518335	64	—	1	—	—	115,531	—	No	No	7	10	11
Eagle Mine	4608759	66	—	—	—	1	464,586	—	No	No	36	15	6
Europa Mine	4608798	—	—	—	—	—	—	—	No	No	1	—	2
Fanco Prep. Plant	4601368	3	—	—	—	—	2,398	—	No	No	1	—	1
Farley Eagle Mine	4601537	14	—	—	—	—	11,854	—	No	No	2	2	—
Federal #2 Prep Plant	4601456	6	—	—	—	—	6,792	—	No	No	—	—	—
Federal No. 2 Mine	4601456	191	—	12	—	—	549,805	—	No	No	49	21	17
Five Mile Prep Plt & Refuse Impoundment	4609226	1	—	—	—	—	802	—	No	No	—	—	2
Freedom Underground Mine	1517587	51	—	—	—	—	233,730	—	No	No	32	5	8
Gateway Eagle Mine	4606618	3	—	—	—	—	7,256	—	No	No	6	4	7
Grand Eagle Prep Plant	1519011	2	—	—	—	—	2,279	—	No	No	1	—	1
Guyan	4608939	5	—	—	—	—	67,694	—	No	No	8	1	4
Harris No. 1	4601271	1	—	—	—	—	2,207	—	No	No	5	1	37
Harris Prep. Plant	4603135	1	—	—	—	—	763	—	No	No	—	—	2
Highland 9 Mine	1502709	152	—	4	—	—	525,689	—	No	No	41	12	33
Hill Fork Surface Mine	4609309	1	—	—	—	—	5,173	—	No	No	—	—	—
Hobet 21 Surface Mine	4604670	8	—	—	—	—	13,088	—	No	No	—	—	1
Matewan Tunnel	4608610	1	—	—	—	—	100	—	No	No	—	—	—
Patriot Surface	1516231	12	—	—	—	—	11,329	—	No	No	2	—	3
Peerless Rachel Mine	4609258	49	2	4	—	—	31,122	—	No	No	4	4	1
Rivers Edge Mine	4608890	—	—	—	—	—	—	—	No	No	9	—	10
Rocklick Prep Plant	4606448	7	—	1	—	—	1,318	—	No	No	1	1	4
Samples	4607178	4	—	—	—	—	4,507	—	No	No	2	2	1
South Hollow Plant - Emerald Processing	4603085	3	—	—	—	—	2,844	—	No	No	1	1	—
Stockburg No. 2	4608635	—	—	—	—	—	—	—	No	No	3	—	2
Sugar Maple Mine	4609073	33	—	5	2	—	517,567	—	No	No	9	9	—
Tom's Fork Loadout	4608465	8	—	—	—	—	4,457	—	No	No	1	—	1
Wells Prep. Plant	4605295	14	—	—	—	—	1,399	—	No	No	—	—	1
Wharton No 1 Tunnel	4605071	1	—	—	—	—	993	—	No	No	—	—	—
Winchester Mine	4609230	40	—	5	—	—	163,512	—	No	No	29	12	6
Total		1,010	4	43	2	1	$5,323,526	—			388	154	239
(A) The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act for which the operator received a citation from the MSHA.

(B) The total number of orders issued under section 104(b) of the Mine Act.
(C) The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act.
(D) The total number of flagrant violations under section 110(b)(2) of the Mine Act.
(E) The total number of imminent danger orders issued under section 107(a) of the Mine Act.
(F) The total dollar value of proposed assessments from the MSHA under the Mine Act.
(G) The total number of mining-related fatalities.
(H) Any pending legal action before the Federal Mine Safety and Health Review Commission involving such coal or other mine.
* In 2011 and 2012, the Department of Labor processed contested citations from previous years, which caused an increase in pending legal actions.

Type of Action Pending as of Last Day of Reporting Period
	Penalty Contest	Pre-penalty Contest of Citations and Orders	Discrimination / Discharge	Complaint for Compensation	Application for Temporary Relief	Appeals of ALJ Decisions**
American Eagle Mine	41	—	—	—	—	—
Beth Station No. 79 Prep. Plant	—	—	—	—	—	—
Big Mountain No. 16 Mine	41	5	—	—	—	1
Big Mountain Prep Plant	1	—	—	—	—	—
Black Oak Mine	12	—	—	—	—	—
Blue Creek No. 1 Mine	3	—	—	—	—	—
Blue Creek No. 2 Mine	1	—	—	—	—	—
Buffalo Creek Deep Mine	1	—	—	—	—	—
Camp #9 Prep Plant	1	—	—	—	—	—
Campbell's Creek No. 10 Mine	5	—	—	—	—	—
Campbell's Creek No. 7 Mine	3	—	—	—	—	—
Campbells Creek Surface Facilities	—	—	—	—	—	—
Coal Clean Prep. Plant	1	—	—	—	—	—
Coalburg No 1 Mine	13	—	—	—	—	—
Coalburg No. 2 Mine	10	—	—	—	—	—
Coon Hollow Tunnel	—	—	—	—	—	—
Deskins Mine	—	—	—	—	—	—
Dodge Hill No. 1 Mine	7	—	—	—	—	—
Eagle Mine	35	1	—	—	—	—
Europa Mine	1	—	—	—	—	—
Fanco Prep. Plant	1	—	—	—	—	—
Farley Eagle Mine	2	—	—	—	—	—
Federal #2 Prep Plant	—	—	—	—	—	—
Federal No. 2 Mine	39	5	—	5	—	—
Five Mile Prep Plt & Refuse Impoundment	—	—	—	—	—	—
Freedom Underground Mine	25	7	—	—	—	—
Gateway Eagle Mine	6	—	—	—	—	—
Grand Eagle Prep Plant	1	—	—	—	—	—
Guyan	5	3	—	—	—	—

Type of Action Pending as of Last Day of Reporting Period
	Penalty Contest	Pre-penalty Contest of Citations and Orders	Discrimination / Discharge	Complaint for Compensation	Application for Temporary Relief	Appeals of ALJ Decisions**
Harris No. 1	5	—	—	—	—	—
Harris Prep. Plant	—	—	—	—	—	—
Highland 9 Mine	30	7	—	4	—	3
Hill Fork Surface Mine	—	—	—	—	—	—
Hobet 21 Surface Mine	—	—	—	—	—	—
Matewan Tunnel	—	—	—	—	—	—
Patriot Surface	2	—	—	—	—	—
Peerless Rachel Mine	4	—	—	—	—	—
Rivers Edge Mine	7	2	—	—	—	—
Rocklick Prep Plant	1	—	—	—	—	—
Samples	2	—	—	—	—	—
South Hollow Plant - Emerald Processing	1	—	—	—	—	—
Stockburg No. 2	3	—	—	—	—	—
Sugar Maple Mine	9	—	—	—	—	—
Tom's Fork Loadout	1	—	—	—	—	—
Wells Prep. Plant	—	—	—	—	—	—
Wharton No 1 Tunnel	—	—	—	—	—	—
Winchester Mine	29	—	—	—	—	—
Total	349	30	—	9	—	4
** As of December 31, 2012, three pending legal actions were on appeal to the Federal Mine Safety and Health Review Commission, and one pending legal action was on appeal to the United States Court of Appeals for the District of Columbia Circuit.